Exhibit 99.1

Aeva Reports First Quarter 2025 Results

Introduced Aeva Eve 1D High Precision Sensor for Industrial Automation; Signed on Strategic Customers with Initial Orders of over 1,000 Sensors

On Track for Global Top 10 Passenger OEM Development Program with First Milestone Achieved

Signed Strategic Collaboration and Investment Agreement with a Global Fortune 500 Company’s Technology Subsidiary with Investment of up to $50M in Aeva to Expand into New Markets in Consumer, Industrial and Automotive Applications

MOUNTAIN VIEW, Calif., May 14, 2025 – Aeva® (NASDAQ: AEVA), a leader in next-generation sensing and perception systems, today announced its first quarter 2025 results.

Key Company Highlights

•
Achieved record product revenue for the quarter
•
Introduced Aeva Eve 1D, the industry’s first FMCW high-precision laser displacement sensor for industrial automation. Eve 1D offers greater precision, repeatability and stand-off flexibility in a smaller and lower cost solution than current laser triangulation solutions
•
Signed on first strategic customers for Eve 1D, including SICK AG and LMI Technologies. Received initial orders for over 1,000 sensors with plans to ship later this year
•
Achieved first milestone for the development program with a global top 10 passenger OEM. On track for large scale series production program award opportunity
•
Signed strategic collaboration and investment agreement with a Global Fortune 500 company’s technology subsidiary to invest up to $50M in Aeva to expand into new markets in consumer, industrial and automotive
•
Entered into the intelligent transportation systems (ITS) market with Sensys Gatso Australia selecting Aeva as the exclusive LiDAR supplier for its new mobile speed detection products
•
Expanded in mobility with Inyo Mobility selecting Aeva as the exclusive LiDAR supplier for its autonomous shuttle platform for L4 urban operations

“We believe Aeva is at an inflection point, as we progress further on major automotive programs and secure additional commercial wins with leading customers in new and large markets,” said Soroush Salehian, Co-founder and CEO at Aeva. “This is all enabled by Aeva’s core FMCW LiDAR-on-chip perception platform, and with a new strategic collaboration and investment from a Global Fortune 500 company’s technology subsidiary to jointly work on further accelerating the adoption of Aeva’s differentiated technology not only in auto but also expand into new markets in consumer and industrial, we are in an even stronger position to execute on our mission to bring perception to broad and expanding end markets.”

First Quarter 2025 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $81.0 million and available facility of $125.0 million as of March 31, 2025

•
Revenue
o
Revenue of $3.4 million in Q1 2025, compared to revenue of $2.1 million in Q1 2024
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $30.4 million in Q1 2025, compared to GAAP operating loss of $37.3 million in Q1 2024
o
Non-GAAP operating loss of $25.9 million in Q1 2025, compared to non-GAAP operating loss of $32.1 million in Q1 2024
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.64 in Q1 2025, compared to GAAP net loss per share of $0.67 in Q1 2024
o
Non-GAAP net loss per share of $0.45 in Q1 2025, compared to non-GAAP net loss per share of $0.56 in Q1 2024
•
Shares Outstanding
o
Weighted average shares outstanding of 54.8 million in Q1 2025

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release.

Conference Call Details

Aeva will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today, May 14, 2025. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NASDAQ: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Eve, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our expectations with respect to timing of product shipments, customer agreements, ability to enter new markets and investments. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history and limited history of shipping significant product volumes, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the ability to manufacture at volumes and costs needed for commercial programs, (vi) no assurance that any of our customers will ever complete testing and validation with us or that we will receive any billings or revenues in connection with such programs or that such customers will continue such programs, (vii) the need to conclude definitive deployment or production agreements with potential customers, (viii) that any validation orders will result in larger orders, (ix) that any programs into which our products may be designed will result in significant end customer sales, (x) that any of the opportunities referenced in this press release will result in significant deployments of our products, (xi) unforeseen project delays or product issues, such as difficulties or delays in shipping, manufacturing or installation, (xii) end customer acceptance of the platform, (xiii) revenue recognition rules, (xiv) our ability to reduce costs and unforeseen expenses, (xv) ability to satisfy losing conditions for the investment and to meet milestones under the commercial agreements, and (xv) other material risks and other important factors that could affect our financial results that are further described in our filings with the SEC. Please refer to our filings with the SEC, including our most recent Form 10-K and Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Non-GAAP Information

In addition to our financial results determined in accordance with U.S. GAAP, we present non-GAAP operating loss and non-GAAP net loss per share. “Non-GAAP operating loss” is defined as GAAP operating loss before stock-based compensation and litigation settlement, net. “Non-GAAP net loss per share” is defined as non-GAAP net loss divided by weighted average shares outstanding, basic and diluted. “Non-GAAP net loss” is defined as GAAP net loss before stock-based compensation, litigation settlement, net and change in fair value of warrant liability.

We believe that non-GAAP operating loss and non-GAAP net loss per share, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, results of operations, or outlook. We consider non-GAAP operating loss and non-GAAP net loss per share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures have limitations, including that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of non-GAAP operating loss and non-GAAP net loss per share as tools for comparison. Reconciliations are provided at the end of this release to the most directly comparable financial measures in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	March 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,211	$28,864
Marketable securities	59,785	83,143
Accounts receivable	775	1,187
Inventories	3,882	2,345
Other current assets	6,127	7,761
Total current assets	91,780	123,300
Operating lease right-of-use assets	2,924	3,826
Property, plant and equipment, net	12,339	10,332
Intangible assets, net	1,500	1,725
Other noncurrent assets	6,006	8,306
TOTAL ASSETS	$114,549	$147,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,965	$5,453
Accrued liabilities	4,585	5,710
Accrued employee costs	4,712	5,783
Lease liability, current portion	2,634	3,039
Other current liabilities	16,008	19,174
Total current liabilities	31,904	39,159
Lease liability, noncurrent portion	175	720
Warrant liability	13,658	8,258
TOTAL LIABILITIES	45,737	48,137
STOCKHOLDERS’ EQUITY:
Common stock	6	6
Additional paid-in capital	715,541	711,160
Accumulated other comprehensive income (loss)	(7)	47
Accumulated deficit	(646,728)	(611,861)
TOTAL STOCKHOLDERS’ EQUITY	68,812	99,352
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$114,549	$147,489

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$3,368	$2,107
Cost of revenue (1)	3,058	3,499
Gross profit (loss)	310	(1,392)
Operating expenses:
Research and development expenses (1)	21,569	25,012
General and administrative expenses (1)	7,217	8,411
Selling and marketing expenses (1)	1,942	2,529
Total operating expenses	30,728	35,952
Operating loss	(30,418)	(37,344)
Interest income	1,007	2,457
Other income (expense), net	(5,399)	(439)
Loss before income taxes	$(34,810)	$(35,326)
Income tax provision	57	—
Net loss	$(34,867)	$(35,326)
Net loss per share, basic and diluted	$(0.64)	$(0.67)
Weighted-average shares used in computing net loss per share, basic and diluted	54,750,088	52,742,725

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$31	$102
Research and development expenses	2,977	3,989
General and administrative expenses	1,376	907
Selling and marketing expenses	180	263
Total stock-based compensation expense	$4,564	$5,261

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(34,867)	$(35,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,388	1,345
Impairment of inventories	33	465
Change in fair value of warrant liabilities	5,400	437
Stock-based compensation	4,564	5,261
Amortization of right-of-use assets	902	845
Amortization of premium and accretion of discount on available-for-sale securities, net	(477)	(1,087)
Changes in operating assets and liabilities:
Accounts receivable	412	(350)
Inventories	(1,570)	(251)
Other current assets	1,634	312
Other noncurrent assets	(192)	70
Accounts payable	(2,454)	(89)
Accrued liabilities	(378)	(10)
Accrued employee costs	(1,071)	(3,600)
Lease liability	(950)	(866)
Other current liabilities	(3,166)	1,882
Net cash used in operating activities	(30,792)	(30,962)
Cash flows from investing activities:
Purchase of property, plant and equipment	(459)	(1,648)
Purchase of available-for-sale securities	(15,969)	(38,881)
Proceeds from maturities of available-for-sale securities	39,750	62,565
Net cash provided by investing activities	23,322	22,036
Cash flows from financing activities:
Payments of taxes withheld on net settled vesting of restricted stock units	(183)	(55)
Proceeds from exercise of stock options	—	39
Net cash provided by (used in) financing activities	(183)	(16)
Net decrease in cash and cash equivalents	(7,653)	(8,942)
Beginning cash and cash equivalents	28,864	38,547
Ending cash and cash equivalents	$21,211	$29,605

AEVA TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended March 31,
	2025	2024

GAAP operating loss	$(30,418)	$(37,344)
Stock-based compensation	4,564	5,261
Non-GAAP operating loss	$(25,854)	$(32,083)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended March 31,
	2025	2024

GAAP net loss	$(34,867)	$(35,326)
Stock-based compensation	4,564	5,261
Change in fair value of warrant liability	5,400	437
Non-GAAP net loss	$(24,903)	$(29,628)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended March 31,
	2025	2024
Shares used in computing GAAP net loss per share:
Basic and diluted	54,750,088	52,742,725
GAAP net loss per share
Basic and diluted	$(0.64)	$(0.67)
Stock-based compensation	0.09	0.10
Change in fair value of warrant liability	0.10	0.01
Non-GAAP net loss per share
Basic and diluted	$(0.45)	$(0.56)